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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2005
CHINA MEDIA1 CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-100826 (Commission File Number)	46-0498798 (IRS Employer Identification No.)
141-757 West Hastings Street, Suite 328, Vancouver, BC, Canada (Address of principal executive offices)		V6C 1A1 (Zip Code)
Registrant's telephone number, including area code: (778) 881-0939
EAGLE RIVER MINING CORP. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

By a majority of the vote of the shareholders holding 865,000 shares of the 1,507,000 shares of common stock outstanding of the Company and by Directors Resolution, the Company amended and filed with the Nevada Secretary of State on January 14, 2005 Certificate of Amendment to the Articles of Incorporation of the Company. Article I was amended sot that the name of the Company be changed to China Media1 Corp. Article IV was amended so that the authorized capital of the Company be increased from 7,500,000 shares of voting common shares to 1,500,000,000 shares of voting common stock and the par value decreased from $0.001 per share to $0.00005 per share. The Amendment was effective on January 14, 2005.

ITEM 8. Other Events.

By majority of vote of the shareholders holding 865,000 shares of the 1,507,000 shares of common stock outstanding of the Company, the number of directors of the Board of Directors has been increased from three (3) to seven (7).

Since the Article IV was amended, the Company has completed a one to twenty share forward split which was effective on February 1, 2005. The Company's new CUSIP number is 169447109 and the Company's new trading symbol is CMDA.

ITEM 9. Financial Statement and Exhibits.

Financial Statements - not applicable.

Exhibit No.	Description
99.1	Directors' Resolutions
99.2	Shareholders' Resolutions
99.3	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     February 2, 2005

(Signature)	Eagle River Mining Corp. By:/s/ "Ernest Cheung" Ernest Cheung Secretary, Treasurer and a Director